Exhibit 99.1

PRESS RELEASE

For release:    June 4, 2018

Contact:         Media

                        Stephen W. Ries

                        Senior Corporate Counsel

                        (610) 668-3270

                         sries@global-indemnity.com

Global Indemnity Limited Announces Quarterly Dividend

George Town, Cayman Islands (June 4, 2018) – Global Indemnity Limited (NASDAQ:GBLI) (“Global Indemnity”) announced today its Board of Directors (the “Board”) has approved a dividend payment of $0.25 per ordinary share to be paid on June 29, 2018 to all shareholders of record as of the close of business on June 22, 2018.

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s three primary segments are:

•	United States Based Commercial Lines Operations

•	United States Based Personal Lines Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this press release [1] do not address a number of risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements related to Global Indemnity’s cash dividend. These statements are based on current expectations as of the time of this press release and involve a number of risks, uncertainties and assumptions, including those described in Global Indemnity’s filings with the Securities and Exchange Commission. Investors are cautioned that it is not possible for Global Indemnity to predict all risks, nor can we assess the impact of all factors on its business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.